NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
301 South College Street / 23rd Floor Charlotte, NC 28202-6041 T: 704.417.3000 F: 704.377.4814 nelsonmullins.com

July 2, 2024

Fortune Rise Acquisition Corporation

13575 58th Street North

Suite 200

Clearwater, Florida 33760

Re: Registration Statement on Form S-4 (File No. 333-277077)

Ladies and Gentlemen:

We have acted as counsel to Fortune Rise Acquisition Corporation, a Delaware corporation (“FRLA”) in connection with the preparation of the registration statement on Form S-4 (and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-277077) filed with the Commission on February 14, 2024, and as amended or supplemented through the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement is being filed in connection with the transactions (the “Business Combination”) contemplated by the parties, including the merger of FRLA Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of FRLA, with and into Water on Demand, Inc., a Texas corporation (“WODI”), pursuant to a Business Combination Agreement, dated October 23, 2023 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among FRLA, Merger Sub, and WODI. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

You have requested our opinion concerning (i) whether the Business Combination will qualify as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986 (the “Code”) and (ii) the tax consequences of the transactions to the parties to the Business Combination and the discussion of the Business Combination as set forth in the section entitled “Material U.S. Federal Income Tax Consequences” in the Registration Statement.

California | Colorado | District of Columbia | Florida | Georgia | Illinois | Maryland | Massachusetts | Minnesota

New York | North Carolina | Ohio | Pennsylvania | South Carolina | Tennessee | Texas | Virginia | West Virginia

Fortune Rise Acquisition Corporation

July 2, 2024

Representations and Assumptions

In providing this opinion, we have assumed (without any independent investigation or review thereof) that all original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination; all factual representations, warranties, and statements made or agreed to by the parties to the Business Combination and related agreements (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise; the descriptions of FRLA and WODI in the Registration Statement, the public filings filed in connection with FRLA’s listing on Nasdaq, and FRLA’s and WODI’s other public filings are true, accurate, and complete; the description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate, and complete, the Business Combination will be consummated in accordance with such description and with the Business Combination Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements; the Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified; FRLA and WODI will treat the Business Combination for U.S. federal income tax purposes in a manner consistent with the opinion set forth below; and all applicable reporting requirements have been or will be satisfied.

The opinion set forth below is based on the Code, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination, or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Fortune Rise Acquisition Corporation

July 2, 2024

Opinions

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, it is our opinion that the Business Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. We further confirm that the statements set forth in the Registration Statement under the section entitled “Material U.S. Federal Income Tax Consequences” insofar as they address the material U.S. federal income tax considerations with respect to the Business Combination, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

We hereby consent to be named in the Registration Statement and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Business Combination under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

Very truly yours,

NELSON MULLINS RILEY & SCARBOROUGH LLP

/s/ Nelson Mullins Riley & Scarborough LLP